Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

National Energy Services Reunited Corp.

We consent to the incorporation by reference in Registration Statement no. 333-226813 on Form S-8 and Registration Statements no. 333-226194 and no. 333-229801 on Form F-3, of National Energy Services Reunited Corp., of our report dated March 12, 2019, with respect to the consolidated balance sheets of National Energy Services Reunited Corp. and subsidiaries as of December 31, 2018 (Successor Company balance sheet) and of NPS Holdings Limited as of December 31, 2017(Predecessor Company balance sheet), and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the period from June 7, 2018 to December 31, 2018 (Successor Company operations), the period from January 1, 2018 to June 6, 2018 and for the years ended December 31, 2017 and 2016 (Predecessor Company operations), and the related notes (collectively, the consolidated financial statements), which report appears in the December 31, 2018 Annual Report on Form 20-F of National Energy Services Reunited Corp.

/s/ KPMG

Mumbai, India

March 12, 2019